As filed with the Securities and Exchange Commission on August 16, 2023

Registration No. 333-265333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SAI.TECH GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

#01-05 Pearl’s Hill Terrace

Singapore, 168976

Tel: +65 9656 5641

(Address and telephone number of registrant’s principal executive offices)

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, TX 77002

Tel: 713-651-2600

(Name, address, and telephone number of agent for service)

Copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Tel: 713-651-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SAI.TECH Global Corporation is filing this Post-Effective Amendment No. 2 to its registration statement on Form F-1 on Form F-3 (File No. 333-265333) as an exhibits-only filing. Accordingly, this amendment consists only of the cover page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits and Financial Statements Schedules

(a) Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

			Incorporation by Reference
Exhibit No.	Description	Filed Herewith	Form	File No.	Exhibit No.	Filing Date
2.1	Business Combination Agreement, dated as of September 27, 2021, by and among TradeUP Global Corporation, TGC Merger Sub and SAITECH Limited		F-4/A	333-260418	2.1	March 29, 2022
2.2	Amendment to Business Combination Agreement, dated as of October 20, 2021, by and among TradeUP Global Corporation, TGC Merger Sub and SAITECH Limited		F-4/A	333-260418	2.2	March 29, 2022
2.3	Second Amendment to Business Combination Agreement, dated as of January 26, 2022, by and among TradeUP Global Corporation, TGC Merger Sub, and SAITECH Limited		F-4/A	333-260418	2.3	March 29, 2022
2.4	Third Amendment to Business Combination Agreement, dated as of March 22, 2022, by and among TradeUP Global Corporation, TGC Merger Sub, and SAITECH Limited		F-4/A	333-260418	2.4	March 29. 2022
3.1	Amended and Restated Memorandum and Articles of Association		6-K	001-40368	1.1	May 6, 2022
4.1	Specimen Class A Ordinary Share Certificate		S-1	333-253849	4.2	April 22, 2021
4.2	Specimen Warrant Certificate		S-1	333-253849	4.3	April 22, 2021
4.3	Warrant Agreement, dated as of April 28, 2021, between TradeUP Global Corporation and VStock Transfer, LLC, as warrant agent		8-K/A	001-40368	4.1	May 6, 2021
5.1	Opinion of Harney Westwood & Riegels LP		F-1/A	333-265333	5.1	July 28, 2022
10.1	Sponsor Support Agreement, dated as of September 27, 2021, among SAITECH Limited, TradeUP Global Corporation, and TradeUP Global Sponsor LLC		F-4/A	333-260418	10.1	March 29, 2022
10.2	Support Agreement (SAITECH Limited Shareholders), dated as of September 27, 2021, among SAITECH Limited, TradeUP Global Corporation, and TradeUP Global Sponsor LLC		F-4/A	333-260418	10.2	March 29, 2022
10.3	Form of Registration Rights Agreement among SAI.TECH Global Corporation and certain security holders named therein		F-4/A	333-260418	10.3	March 29, 2022
10.4	Registration Rights Agreement, dated as of April 28, 2021, among TradeUP Global Corporation, TradeUP Global Sponsor LLC and certain security holders named therein		8-K	001-40368	10.3	May 4, 2021
10.5	Letter Agreement, dated April 28, 2021, among TradeUP Global Corporation, TradeUP Global Sponsor LLC and certain security holders named therein		8-K	001-40368	10.1	September 28, 2021
10.6	Letter Agreement Amendment, dated September 27, 2021, among TradeUP Global Corporation, TradeUP Global Sponsor LLC, David X. Li, Tao Jiang and Michael Davidov		8-K	001-40368	10.2	May 4, 2021

II-1

10.7	Letter Agreement Amendment No. 2, dated January 26, 2022, among TradeUP Global Corporation, TradeUP Global Sponsor LLC, and certain security holders named therein		8-K	001-40368	10.1	January 27, 2022
10.8	Investment Management Trust Agreement, dated April 28, 2021, between TradeUP Global Corporation and Wilmington Trust, National Association, as trustee		8-K	001-40368	10.2	May 4, 2021
10.9	Form of Indemnity Agreement		F-4/A	333-260418	10.8	March 29, 2022
10.10	Form of SAI.TECH Global Corporation 2021 Equity Incentive Plan and forms of agreement thereunder		F-4/A	333-260418	10.9	March 29, 2022
10.11	Employment Agreement, dated September 27, 2021, between TradeUP Global Corporation and Risheng Li		8-K	001-40368	10.3	September 28, 2021
10.12	Employment Agreement, dated September 27, 2021, between TradeUP Global Corporation and Jian Zou		8-K	001-40368	10.4	September 28, 2021
10.13	Form of Indemnity Agreement Amendment		F-4/A	333-260418	10.13	March 29, 2022
21.1	List of subsidiaries		20-F	001-40368	8.1	May 31, 2022
23.1	Consent of Friedman LLP		F-1/A	333-265333	23.1	July 28, 2022
23.2	Consent of Marcum Bernstein & Pinchuk LLP		F-1/A	333-265333	23.2	July 28, 2022
23.3	Consent of Audit Alliance LLP	X
23.4	Consent of Harney Westwood & Riegels LP LLP (included in Exhibit 5.1)		F-1/A	333-265333	23.4	July 28, 2022
101	Interactive Data Table
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee table		F-1	333-265333	107	June 1, 2022

+	Indicates management contract or compensatory plan or arrangement.
#	Portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 16, 2023.

SAI.TECH Global Corporation

By:	/s/ Risheng Li
Name:	Risheng Li
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Risheng Li	Director and Chief Executive Officer	August 16, 2023
Risheng Li	(Principal Executive Officer)

*	Chief Financial Officer	August 16, 2023
Ian Chow	(Principal Financial and Accounting Officer)

*	Director	August 16, 2023
Hao Ge

*	Director	August 16, 2023
Yao Shi

*	Director	August 16, 2023
Jinlong Zhu

*	Director	August 16, 2023
Yusen Chen

*By:	/s/ Risheng Li
Risheng Li
Attorney-in-fact

II-3

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SAI.TECH Global Corporation., has signed this registration statement or amendment thereto in the City of Houston, State of Texas, on August 16, 2023.

WINSTON & STRAWN LLP

By:	/s/ Michael J. Blankenship
Name:	Michael J. Blankenship
Title:	Authorized Representative

II-4